UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported) January 5, 2010

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(IRS Employer Identification No.)

530 Boston Post Road
Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.   Changes in Control of Registrant.

On January 5, 2010, upon receipt of all required stockholder approvals, Candela Corporation, a Delaware corporation (“Candela”), completed its previously announced merger pursuant to that certain Agreement and Plan of Merger, dated as of September 8, 2009, among Syneron Medical Ltd., an Israeli corporation (“Syneron”), Syneron Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Syneron (“Sub”), and Candela, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 23, 2009, by and among Syneron, Sub and Candela (the “Merger Agreement”), whereby Sub merged with and into Candela, with Candela surviving (the “Merger”).  As a result of the Merger, Candela became an indirect, wholly-owned subsidiary of Syneron.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Candela common stock was converted into the right to receive 0.2911 Syneron ordinary shares (the “Exchange Ratio”).  Additionally, at the Effective Time, Syneron assumed all outstanding options to acquire shares of Candela common stock and outstanding Candela stock appreciation rights that were “in the money” (i.e., that had an exercise price or strike price, as applicable, less than or equal to the product of (x) the price per share of Syneron’s ordinary shares on the NASDAQ Global Select Market immediately prior to the Effective Time and (y) the Exchange Ratio).  In addition, Syneron assumed all outstanding options to acquire shares of Candela common stock and outstanding Candela stock appreciation rights that were subject to the terms of certain previously disclosed executive retention agreements entered into by Candela with certain of its executive officers, pursuant to the obligations set forth in those agreements.

Pursuant to the terms of the Merger Agreement, Gerard E. Puorro, Candela’s current Chief Executive Officer, will join Syneron’s Board of Directors.  The management team for Candela following the Merger will be comprised of executives from both Candela and Syneron.

A copy of the joint press release issued by Candela and Syneron relating to the closing of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Joint press release issued on January 5, 2010 by Syneron Medical Ltd. and Candela Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

Date: January 5, 2010	By:	/s/ Paul R. Lucchese
		Name:	Paul R. Lucchese
		Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint press release issued on January 5, 2010 by Syneron Medical Ltd. and Candela Corporation